UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2007

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Shenandoah Telecommunications Company

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(Exact name of registrant as specified in its charter)

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Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 984-4141

Not applicable

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2007, Shenandoah Personal Communications Company (“Shenandoah PCS”), a wholly owned subsidiary of Shenandoah Telecommunications Company (the “Company”), and Sprint Nextel Corporation and certain of its subsidiaries (“Sprint Nextel”) entered into Addendum VIII to the Sprint PCS Management Agreement. The Addendum sets forth the terms upon which Shenandoah PCS will sell Sprint Nextel products marketed under the PowerSource brand name that provide voice and data capabilities on the Sprint PCS Network and push to talk capability on the iDEN Network. A copy of Addendum VIII is attached as Exhibit 10.36.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers. Compensatory Arrangements of Certain Officers.

On November 19, 2007, the Board of Directors of Shenandoah Telecommunications Company (the “Company”) appointed Adele Skolits to serve as the Company’s Chief Financial Officer. Ms. Skolits joined the Company as Vice President – Finance in August 2007. Prior to joining the Company, Ms. Skolits was Chief Financial Officer of Cleveland Unlimited (dba Revol Wireless), a regional provider of wireless phone service, since July, 2004 and Chief Financial Officer of City Signal Communications, a fiber-optic network company from May, 2001 to July, 2004. Ms. Skolits is 49. A copy of the press release announcing the appointment of Ms. Skolits is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

As compensation, Ms. Skolits will receive an annual salary of $185,000 and was previously awarded options to acquire 30,000 shares of the Company’s common stock pursuant to the Company’s 2005 Stock Incentive Plan at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Ms. Skolits is eligible to participate in all of the Company’s benefit plans described in its most recent proxy statement including but not limited to the Executive Supplemental Retirement Plan and the 2007 Incentive Compensation Plan. The Board has set a target payout under the 2007 Incentive Compensation plan of 20% of compensation paid to Ms. Skolits for 2007

There is no arrangement or understanding between Ms. Skolits and any executive officer or director of the Company. There are no family relationships among Ms. Skolits and any of the Company’s executive officers or directors. Further, there are no transactions involving the Company and Ms. Skolits which would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.36	Addendum VIII to the Sprint Management Agreement dated November 19, 2007
99.1	Press Release dated November 20, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY

(Registrant)

November 20, 2007	S/ Earle A. Mackenzie

Earle A. Mackenzie
(Duly Authorized Officer and Principal Operating Officer)

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